UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2012	(September 17, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2012, the Board of Directors of Metro Bancorp, Inc. (the “Company” or “Metro”), following the recommendation and approval of the Company's Compensation Committee, approved an employment agreement of the Company and its wholly-owned subsidiary, Metro Bank for Adam L. Metz, Senior Vice President and Chief Lending Officer (the "executive officer" or "executive").

The employment agreement is for a period of two years and shall automatically renew and be extended for a new two-year term on each anniversary date of the agreement unless either party gives the other party written notice no later than (90) days before any such anniversary date. The compensation payable for the first year of the agreement to the executive officer is $200,000. The executive is also eligible to receive a discretionary bonus each year if objective and reasonable performance metrics are achieved with respect to both corporate and personal performance. Other benefits are available to the executive through normal operations as they would be available to other senior executives.

If Metro terminates the executive's employment other than for cause or for "good reason" (as such terms are defined in the agreement), then Metro shall pay his full base salary through the date of termination. In lieu of any further salary payments, for a period subsequent to the date of termination, Metro shall pay as severance pay to the executive officer a lump sum severance payment equal to the amount executive officer would have been paid for the remainder of the term had the executive officer continued working until the end of the executive's term. Additionally, if the executive officer shall terminate his employment following a “change in control” of the Company, the executive officer would be entitled under certain circumstances to receive a lump sum severance payment equal to two (2) times average annual base salary in effect during the twenty-four (24) months immediately preceding such termination. The agreement includes a noncompetition provision that extends throughout the term of employment and up to a period of 12 months following the termination of employment, dependent upon various reasons.

The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement by and between Adam L. Metz and Metro Bancorp, Inc. and Metro Bank, effective September 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2012
Metro Bancorp, Inc.
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(Registrant)

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer